UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 22, 2006

Commission File Number 0-16305

INTERNATIONAL ELECTRONICS, INC.

(Exact name of small business issuer as specified in its charter)

MASSACHUSETTS	04-2654231
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

427 Turnpike Street, Canton, Massachusetts 02021

(Address of principal executive offices, including zip code)

(781) 821-5566

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01(a) CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On May 18, 2006, BDO Seidman, LLP (“BDO”) was dismissed as the Company’s independent registered public accounting firm. For neither of the past two fiscal years has BDO’s reports on the financial statements contained an adverse opinion, disclaimer of opinion, qualification or modification as to uncertainty, audit scope or accounting principles. It should be noted that BDO was first engaged by the Company as its principal accountant on March 10, 2005 to serve as the Company’s independent registered public accounting firm in connection with the audit of its financial statements commencing for the fiscal year ending August 31, 2005. During the two most recent fiscal years and through the date of BDO’s dismissal, there were no disagreements nor reportable events on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports. The decision to change accountants was approved by the Company’s audit committee.

BDO has provided the Company with a letter agreeing with the above statements. A copy of such letter from BDO dated May 19, 2006 is attached as an exhibit.

Item 4.01(b) CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

International Electronics, Inc.’s (IEI) Audit Committee has engaged Wolf & Company, P.C. effective May 18, 2006 to serve as IEI’s independent registered public accounting firm in connection with the audit of its financial statements for the fiscal year ending August 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 22, 2006	INTERNATIONAL ELECTRONICS, INC.

	By:	/s/ John Waldstein
John Waldstein
President, Chief Executive Officer,
Chief Financial Officer and Treasurer